UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 445-5700	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2014, certain funds affiliated with Farallon Capital Management, LLC (the “Selling Stockholders”) completed an underwritten public offering of 3,511,845 shares of our common stock, $0.01 par value per share (the “Common Stock”), for net proceeds of approximately $77.8 million before expenses. We did not receive any proceeds from the sale of the Common Stock by the Selling Stockholders, but we will pay approximately half of the expenses of the offering, other than underwriting fees, discounts and commissions, which will be borne by the Selling Stockholders.

In connection with the sale of the Common Stock, we entered into an underwriting agreement dated March 19, 2014 among us, our operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, we and the Selling Stockholders have agreed not to sell or transfer any shares of Common Stock or any equity securities similar to or ranking on par with or senior to the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or similar, parity or senior equity securities for 30 days after March 19, 2014 without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on September 15, 2011 (File No. 333-176543), a base prospectus dated September 16, 2011 and a prospectus supplement dated March 19, 2014 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 19, 2014, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the persons listed in Schedule B thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: March 25, 2014	By:	/s/ Mark Lammas
Mark Lammas
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 19, 2014, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the persons listed in Schedule B thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.